Exhibit 99.1

ROCKY MOUNTAIN CHOCOLATE FACTORY APPOINTS STARLETTE JOHNSON TO ITS BOARD OF DIRECTORS

Durango, Colorado--(Newsfile Corp. – March 8, 2023) - Rocky Mountain Chocolate Factory, Inc. (NASDAQ: RMCF) (the "Company", "we" or "RMCF"), a leading manufacturer and international franchiser of gourmet chocolates and other confectionary products, today announced that Starlette Johnson has been appointed to the Company’s Board of Directors.

Ms. Johnson is a results-driven business strategist and operations leader with more than thirty years of success in consumer-facing retail businesses, including extensive experience in the franchise restaurant and hospitality business sectors. Her leadership roles with global brands included serving as President/COO of Dave & Buster’s and as EVP/Chief Strategic Officer for Brinker International.

Ms. Johnson currently serves on the boards of ARKO Corp (Nasdaq: ARKO), Tastemaker Acquisition Corporation (Nasdaq:TMKR), and Jack’s Family Restaurants (a portfolio company of private equity firm AEA Partners). Previously she served on the boards of fast growing food concepts as Chuy’s (Nasdaq:CHUY) and SusieCakes Bakeries.

“We are delighted to welcome Starlette to our Board of Directors,” said RMCF Board Chair Jeff Geygan. “Her franchise development and consumer-facing business operational experience will be an important and timely resource for the Company as we enter the next phase of our business plan and continue to execute our strategic transformation process.”

Ms. Johnson received an MBA from Duke University, and a B.S. in Finance from Virginia Tech. She currently serves as Chairman of the Virginia Tech Foundation and is a former member of the VTF Investment Committee.

About Rocky Mountain Chocolate Factory, Inc.

Rocky Mountain Chocolate Factory, Inc., (the "Company"), ranked number one on Newsweek's list of "America's Best Retailers 2022" in the chocolate and candy stores category and headquartered in Durango, Colorado, is a leading international franchiser of gourmet chocolate, confection and self-serve frozen yogurt stores and a manufacturer of an extensive line of premium chocolates and other confectionery products. The Company, its subsidiaries, franchisees and licensees currently operate over 315 Rocky Mountain Chocolate Factory and self-serve frozen yogurt stores across the United States, Qatar, the Republic of Panama, and The Republic of the Philippines. The Company's common stock is listed on the Nasdaq Global Market under the symbol "RMCF."

Forward-Looking Statements

This communication includes statements of the Company's expectations, intentions, plans and beliefs that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to come within the safe harbor protection provided by those sections. These forward-looking statements involve various risks and uncertainties. The statements, other than statements of historical fact, included in this communication are forward-looking statements and many may be identified by the use of forward-looking words such as "will," "intend," "believe," "expect," "anticipate," "should," "plan," "estimate," "potential," "prospects," "build" or similar expressions. For a detailed discussion of the risks and uncertainties that may cause the Company's actual results to differ from the forward-looking statements, please see the section entitled "Risk Factors" contained in Item 1A. of the RMCF's Annual Report on Form 10-K for the fiscal year ended February 28, 2022, filed with the SEC on May 27, 2022, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on June 28, 2022. These forward-looking statements apply only as of the date hereof. As such they should not be unduly relied upon for more current circumstances. Except as required by law, the Company undertakes no obligation to release publicly any revisions to these forward-looking statements that might reflect events or circumstances occurring after the date of this communication or those that might reflect the occurrence of unanticipated events.

Media Contact

Rob Swadosh
SwadoshGroup
908-723-2845
Rob.swadosh.swadoshgroup@gmail.com

Investor Contact

Sean Mansouri, CFA
Elevate IR
720-330-2829
RMCF@elevate-ir.com